electroCore Provides Update on Availability of gammaCore Sapphire™ CV for the Acute Treatment of Asthma Exacerbations in Known or Suspected COVID-19 Patients

Initial distribution to hospitals and patients expected to begin on July 31st

BASKING RIDGE, N.J., July 30, 2020 -- electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today announced more information about availability, distribution and pricing for gammaCore Sapphire™ CV non-invasive vagus nerve stimulation (nVNS) therapy under its Emergency Use Authorization (EUA). The EUA allows for the use of gammaCore Sapphire™ CV at home or in a healthcare setting to acutely treat adult patients with known or suspected COVID-19 who are experiencing exacerbation of asthma-related dyspnea and reduced airflow, and for whom approved drug therapies are not tolerated or provide insufficient symptom relief.

“We are pleased to be ready to make gammaCore Sapphire CV available to treat people with known or suspected COVID-19 who are experiencing exacerbation of asthma-related breathing difficulty,” said Dan Goldberger, Chief Executive Officer of electroCore. “Our goal is to make this process as simple as possible for all of the patients, physicians and hospitals that would like to use gammaCore Sapphire CV, and we have engaged Premier Pharmacy Services, a national specialty pharmacy, to support its distribution.”

Stephen Samuel, Chief Executive Officer of Premier Pharmacy Services, stated, “At Premier, our mission every day is to help our patients manage complex diseases, and we are pleased to partner with electroCore to offer gammaCore Sapphire CV therapy to COVID-19 patients in need.”

gammaCore Sapphire CV (nVNS) Logistical Information

Availability:	July 31, 2020

How to order:
•	Healthcare facilities/Hospitals; option 4
	o	By phone:	888-903-2673
	o	By Fax:	973-290-9171
	o	Email:	customerservice@electrocore.com

•	Physicians
	o	By phone:	888-903-2673; option 3
	o	By Fax:	877-427-4186
	o	ePrescribe:	Premier Pharmacy Services
410 Cloverleaf Dr.
Baldwin Park, CA 91706
NPI# 1053486795

•	Veteran’s Administration/Military Treatment Facilities
	o	HCP Submits RX/Order to prosthetics department
	o	By phone:	888-908-2673; option 4
	o	By Fax:	973-290-9171

The gammaCore Sapphire CV list price is $1,750. electroCore will be offering gammaCore Sapphire CV to all customers for $1,250 until further notice.

electroCore is planning to establish a telehealth option for gammaCore Sapphire CV that will facilitate the immediate processing and fulfillment of a prescription and will provide that information as it becomes available.

About The EUA

The United States FDA has authorized use of the gammaCore Sapphire CV device for acute use at home or in a healthcare setting to treat adult patients with known or suspected COVID-19 who are experiencing exacerbation of asthma-related dyspnea and reduced airflow, and for whom approved drug therapies are not tolerated or provide insufficient symptom relief as assessed by their healthcare provider, by using non-invasive vagus nerve stimulation (VNS) on either side of the patient’s neck, available under an emergency access mechanism called an EUA.

The EUA is supported by the Secretary of Health and Human Service’s (HHS’s) declaration that circumstances exist to justify the emergency use of medical devices during the COVID-19 pandemic. This device has not undergone the same type of review as an FDA-approved or cleared device. FDA may issue an EUA when certain criteria are met, which includes that there are no adequate, approved, or available alternatives. In addition, the FDA decision is based on the totality of scientific evidence available showing that it is reasonable to believe that the device meets certain criteria for safety, performance, and labeling, and that it may be effective in treating patients with COVID-19.

The EUA for the gammaCore Sapphire CV device is in effect for the duration of the COVID-19 declaration justifying emergency use of these devices, unless terminated or revoked (after which the products may no longer be used). An FDA approved or cleared device should be used instead of the gammaCore Sapphire CV under EUA, when applicable and available. Further information is available at:

Authorization Letter: https://www.fda.gov/media/139967/download

Fact Sheet for Healthcare Providers: https://www.fda.gov/media/139968/download

Fact Sheet for Patients: https://www.fda.gov/media/139969/download

Instructions for gammaCore use https://www.fda.gov/media/139970/download

About electroCore, Inc.

electroCore, Inc. is a commercial-stage bioelectronic medicine company dedicated to improving patient outcomes through its platform non-invasive vagus nerve stimulation therapy initially focused on the treatment of multiple conditions in neurology. The company’s current indications are the preventative treatment of cluster headache and migraine and acute treatment of migraine and episodic cluster headache.

For more information, visit www.electrocore.com.

About gammaCoreTM

gammaCoreTM (nVNS) is the first non-invasive, hand-held medical therapy applied at the neck to treat migraine and cluster headache through the utilization of a mild electrical stimulation to the vagus nerve that passes through the skin. Designed as a portable, easy-to-use technology, gammaCore can be self-administered by patients, as needed, without the potential side effects associated with commonly prescribed drugs. When placed on a patient’s neck over the vagus nerve, gammaCore stimulates the nerve’s afferent fibers, which may lead to a reduction of pain in patients.

gammaCore is FDA cleared in the United States for adjunctive use for the preventive treatment of cluster headache in adult patients, the acute treatment of pain associated with episodic cluster headache in adult patients, the acute treatment of pain associated with migraine headache in adult patients, and the prevention of migraine in adult patients. gammaCore is CE-marked in the European Union for the acute and/or prophylactic treatment of primary headache (Migraine, Cluster Headache, Trigeminal Autonomic Cephalalgias and Hemicrania Continua), Bronchoconstriction and Medication Overuse Headache in adults.

•	Safety and efficacy of gammaCore have not been evaluated in the following patients:
	o	Patients diagnosed with narrowing of the arteries (carotid atherosclerosis)
	o	Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy)
	o	Pediatric patients
	o	Pregnant women
	o	Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia

•	Patients should not use gammaCore if they:
	o	Have an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device;
	o	Have a metallic device such as a stent, bone plate, or bone screw implanted at or near their neck; or
	o	Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone)

In the US, the FDA has not cleared gammaCore for the treatment of pneumonia and/or respiratory disorders, such as acute respiratory stress disorder associated with COVID-19.

Please refer to the gammaCore Instructions for Use for all of the important warnings and precautions before using or prescribing this product: www.gammacore.com

Please also see the instructions for Use for gammaCore CV for all of the important warnings and precautions specific to gammaCore CV and its use pursuant to the EUA.

Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore's business prospects and clinical and product development plans, its pipeline or potential markets for its technologies, the timing, outcome and impact of regulatory, clinical and commercial developments including commercialization of, and potential reimbursement for, gammaCore Sapphire CV, potential human trials for the study of nVNS in COVID-19 patients in Spain, the U.S., or elsewhere, the business, operating or financial impact of such studies, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Investors:

Hans Vitzthum
LifeSci Advisors
617-430-7578
hans@lifesciadvisors.com

or

Media Contact:

Jackie Dorsky
electroCore
973-290-0097
jackie.dorsky@electrocore.com

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